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                                                                EXHIBIT 10.3(d)

                           PLAYBOY ENTERPRISES, INC.
               INCENTIVE COMPENSATION PLAN FOR HERBERT M. LANEY

     Playboy Enterprises, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby adopts this Playboy Enterprises, Inc. Incentive Compensation Plan for Herbert M. Laney (the "Plan"). The Compensation Committee of the Board of Directors of the Company (the "Committee") and the Board of Directors of the Company have approved the terms and conditions reflected in the Plan by action taken on April 25, 1996. The purposes of the Plan are as follows:

     (1) To further the growth, development and financial success of the Company by providing additional incentives to Herbert M. Laney ("Employee") through incentive compensation.

     (2) To enable the Company to obtain and retain the services of Employee, who is considered essential to the long-range success of the Company, by providing and offering him an opportunity to participate in incentive compensation arrangements which will reflect the growth, development and financial success of the Company.

     Section 1 - Contingent Compensation.  Employee shall receive a sum equal to
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5% on all pre-tax operating profits earned by the Catalog Group in excess of the fiscal 1996 operating profits of the Group based on cumulative profits achieved over a three year period from Fiscal Year 1997 through Fiscal Year 1999 (the "Contingent Compensation"). (By way or example, if Fiscal Year 1996 operating profits for the Group are $5,521,000, Employee would be entitled to 5% of the cumulative profits in excess of $16,563,000.) Employee shall not be entitled to the Contingent Compensation unless he is employed by the Company through Fiscal Year 1999. Furthermore, Employee shall not be paid the Contingent Compensation until after the Committee certifies in writing that the performance goals and any other material terms necessary for Employee to receive such Contingent Compensation have been satisfied.

     Section 2 - Approval of Plan by Stockholders.  The Plan will be submitted
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for the approval of the Company's stockholders prior to the end of the Company's
1997 fiscal year. The Plan shall not

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take effect unless and until the Plan receives such stockholder approval.

     Section 3 - Administration.
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     (i)   It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and to adopt rules for the administration, interpretation and application of the Plan as are consistent herewith and to interpret, amend or revoke any such rules.

     (ii) The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

     (iii) Members of the Committee shall receive such compensation for their services as members as may be determined by the Board of Directors of the Company. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or awards thereunder, and all members of the Committee shall be fully protected by the Company in respect to such action, determination or interpretation.

     Section 4 - Tax Withholding. The Company shall be entitled to require
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payment in cash or deduction from other compensation payable to Employee of any sums required by federal, state or local tax law to be withheld with respect to the payment or vesting of any award thereunder.

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     Section 5 - Titles.  Titles are provided herein for convenience only and
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are not to serve as a basis for interpretation or construction of the Plan.

     Section 6 - Governing Law.  The laws of the State of Delaware shall govern
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the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

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     I hereby certify that the foregoing Plan was duly adopted by the Board of
Directors of Playboy Enterprises, Inc. on Oct. 9 1996.

     Executed on this 2nd day of December, 1996.


                         /s/ [SIGNATURE APPEARS HERE]
                      -----------------------------------
                               Ass't. Secretary

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     I hereby certify that the foregoing Plan was duly approved by the
Shareholders of Playboy Enterprises, Inc. on Nov. 13, 1996.

     Executed on this 22nd day of November, 1996.

                        /s/ [SIGNATURE APPEARS HERE]
                      -----------------------------------
                                 Secretary

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